Exhibit 21

SIGMA-ALDRICH CORPORATION

SUBSIDIARIES AS OF DECEMBER 31, 2011

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)	Sigma-Aldrich Co. LLC (Delaware)

(A)	Sigma-Aldrich Israel Ltd. (Israel)

(B)	Aldrich Chemical Company, Inc. (Delaware)

(1)	Aldrich-APL, LLC (Illinois)

(C)	Sigma-Aldrich BV (Netherlands)

(1)	Sigma-Aldrich Chemie Holding GmbH (Germany)

(a)	Sigma-Aldrich Chemie GmbH (Germany)

(b)	Sigma-Aldrich Producktions GmbH (Germany)

(c)	Sigma-Aldrich Biochemie GmbH (Germany)

i.	Sigma-Aldrich Laborchemikalien GmbH (Germany)

(2)	Sigma-Aldrich Global S.a.r.l. (Luxembourg)

i.	Sigma-Aldrich S.a.r.l. (Luxembourg)

(D)	Sigma-Aldrich Grundstücks GmbH & Co. KG (Germany)[1]

(E)	Sigma-Aldrich Logistik GmbH (Germany)

(F)	Supelco, Inc. (Delaware)

(G)	Sigma-Genosys of Texas LLC (Texas)

(H)	Sigma-Aldrich Business Holdings, Inc. (Delaware)

(1)	Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)

(I)	Sigma-Aldrich Lancaster, Inc. (Missouri)

(1)	Techcare Systems, Inc. (California)

(J)	KL Acquisition Corp. (Missouri)

(1)	Chemical Trade Limited (Russia)

(2)	MedChem Limited (Russia)

(a)	SAF-LAB (Russia)

(3)	“Sigma-Aldrich Rus” (Russia)

(K)	Sigma-Aldrich China, Inc. (Missouri)

(L)	Sigma-Aldrich Manufacturing LLC (Missouri)

(M)	Cerilliant Corporation (Texas)

(N)	S-A Ace, Inc. (Delaware)

(O)	Sigma-Aldrich RTC, Inc. (Delaware)

2)	Sigma-Aldrich, Inc. (Wisconsin)

3)	Sigma-Aldrich Finance Co. (Missouri)

4)	SAFC, Inc. (Wisconsin)

5)	SAFC-JRH Holding Company, Inc. (Delaware)

(A)	SAFC Biosciences, Inc. (Delaware)

6)	SAFC Carlsbad, Inc. (California)

7)	SAFC Hitech, Inc. (Delaware)

8)	Sigma-Aldrich Verwaltungs GmbH (Germany)

9)	Sigma-Aldrich Insurance Company Ltd. (Bermuda)

10)	Sigma-Aldrich (Switzerland) Holding AG (Switzerland)

(A)	Sigma-Aldrich International GmbH (Switzerland)

(1)	Sigma-Aldrich Production GmbH (Switzerland)

(2)	Sigma-Aldrich Chemie GmbH (Switzerland)

(B)	Sigma-Aldrich Belgium NV/SA (Belgium)[3]

(1)	Sigma-Aldrich Chemie BV (Netherlands)

(C)	Sigma-Aldrich Italia S.r.l. (Italy)

(1)	Sigma-Aldrich S.r.l. (Italy)

(2)	Sigma-Aldrich Handels GmbH (Austria)

(D)	Sigma-Aldrich Holding S.a.r.l. (France)

(1)	Aldrich Chemical Foreign Holding LLC (Missouri)

(a)	Sigma-Aldrich Chimie SNC (France)[4]

i.	Sigma-Aldrich Chimie S.a.r.l.

(2)	Sigma Chemical Foreign Holding LLC (Missouri)

(E)	Sigma-Aldrich (Shanghai) Trading Co. Ltd. (China)

(F)	Sigma-Aldrich Denmark A/S (Denmark)

(G)	Sigma-Aldrich Finland OY (Finland)

(H)	Sigma-Aldrich Norway AS (Norway)

(I)	Sigma-Aldrich Sweden AB (Sweden)

(J)	Sigma-Aldrich Hong Kong Holding Limited (Hong Kong)

(1)	Sigma-Aldrich (Wuxi) Life Science & Technology Co., Ltd. (China)

(K)	Sigma-Aldrich Quimica Ltda. (Chile)[5]

(L)	Sigma-Aldrich Company Limited (United Kingdom)

(1)	SAFC Biosciences Limited (United Kingdom)

(2)	Epichem Group Limited

(a)	SAFC Hitech Ltd. (United Kingdom)

(b)	SAFC Hitech Taiwan Co. Ltd. (Taiwan)

(c)	SAFC Hitech (Shanghai) Chemical Co. Ltd. (China)

(M)	Sigma-Aldrich spol. s.r.o. (Czech Republic)

(N)	Sigma-Aldrich Kft (Hungary)

(O)	Sigma-Aldrich Sp. z.o.o. (Poland)

(P)	Sigma-Aldrich Quimica S.A. (Spain)

(Q)	Sigma-Aldrich de Argentina S.A. (Argentina)[6]

(R)	Sigma-Aldrich Canada Ltd. (Canada)

(S)	Sigma-Aldrich Japan KK (Japan)[7]

(T)	Sigma-Aldrich (Pty.) Ltd. (South Africa)

11)	Sigma-Aldrich Foreign Holding Co. (Missouri)

(A)	Sigma-Aldrich (OM) Ltd. (Greece)

(B)	Sigma-Aldrich Financial Services Limited (United Kingdom)

(C)	Sigma-Aldrich Brasil Ltda. (Brazil)[2]

(1)	Vetec Quimica Fina Ltda. (Brazil)

(D)	Sigma-Aldrich (Thailand) Co., Ltd. (Thailand)[8]

(E)	Silverberry Limited (Ireland)

(1)	Shrawdine Limited (Ireland)

(a)	Sigma-Aldrich Ireland Ltd. (Ireland)

(F)	Sigma-Aldrich Oceania Pty. Limited (Australia)

(1)	Sigma-Aldrich Pty. Limited (Australia)

(a)	SAFC Biosciences Pty. Ltd. (Australia)

(2)	Sigma-Aldrich Australia General Partnership (Australia)[9]

(3)	Sigma-Aldrich New Zealand Ltd. (New Zealand)

(G)	Sigma-Aldrich Pte. Ltd. (Singapore)

(1)	Sigma-Aldrich (M) Sdn. Bhd. (Malaysia)

(2)	Sigma-Aldrich Chemicals Private Ltd. (India)[10]

(3)	Sigma-Aldrich Holding Ltd. (Korea)

(a)	Sigma-Aldrich Korea Ltd. (Korea)

(4)	Sigma-Aldrich Quimica, S.A. de C.V. (Mexico)[11]
[1]	Ownership interest in Sigma-Aldrich Grundstücks GmbH & Co. KG (Germany) is Sigma-Aldrich Co. LLC- 94% and Sigma-Aldrich Verwaltungs GmbH- 6%
[2]	Ownership interest in Sigma-Aldrich Brasil Ltda. (Brazil) is Sigma-Aldrich Foreign Holding Co. – 76.7% and Sigma-Aldrich, Inc. – 23.3%
[3]	Ownership interest in Sigma-Aldrich N.V./S.A. (Belgium) – Sigma-Aldrich (Switzerland) Holding AG (Switzerland) – 99.92%, Sigma-Aldrich Corporation – .08%
[4]	Ownership interest in Sigma-Aldrich Chimie SNC (France) is Aldrich Chemical Foreign Holding LLC - 77% and Sigma Chemical Foreign Holding LLC- 23%
[5]	Ownership interest in Sigma-Aldrich Quimica Ltda. (Chile) is Sigma-Aldrich (Switzerland) Holding AG (Switzerland) – 99.9% and Sigma-Aldrich de Argentina SA (Argentina) - 0.1%
[6]	Ownership interest in Sigma-Aldrich de Argentina SA (Argentina) is Sigma-Aldrich (Switzerland) Holding AG (Switzerland) – 68.54% and Sigma-Aldrich, Inc. – 31.46%
[7]	Ownership interest in Sigma-Aldrich Japan KK (Japan) is Sigma-Aldrich (Switzerland) Holding AG (Switzerland) – 77.9% and Sigma-Genosys of Texas LLC 22.1%
[8]	Ownership interest in Sigma-Aldrich (Thailand) Co., Ltd. (Thailand) is Sigma-Aldrich Foreign Holding Co. – 98%, Sigma-Aldrich Corporation – 1% and Sigma-Aldrich, Inc. – 1%
[9]	Ownership interest in Sigma-Aldrich Australia General Partnership (Australia) is Sigma-Aldrich Oceania Pty. Ltd.(Australia) – 99% and Sigma-Aldrich Pty. Ltd.(Australia) – 1%
[10]	Ownership interest in Sigma-Aldrich Chemicals Private Limited (India) is Sigma-Aldrich Pte. Ltd. (Singapore) - 99.9999% and 2 resident directors - ..00005% each.
[1][1]	Ownership interest in Sigma-Aldrich Quimica, S.A. de C.V. (Mexico) is Sigma-Aldrich Pte. Ltd. (Singapore) – 99.998% and 1 resident director - ..002%.